Exhibit 10.15.2

FIRST AMENDMENT TO OPTION AND PROJECT EVALUATION AGREEMENT

THIS FIRST AMENDMENT TO THE OPTION AND PROJECT EVALUATION AGREEMENT (the “First Amendment”) is entered into effective December 11, 2023 (the “Amendment Effective Date”), by and among Foothills Rare Earths, LLC, f/k/a Piedmont Rare Earths, LLC, a North Carolina limited liability company (“FRE US”), Foothills Rare Earths Limited, f/k/a U.S. Elements Pty Ltd., an Australian limited liability company (“FRE”), Southeast Metals LLC, a Virginia limited liability company (“SEM”), Robert B. Cook, James E. Bond, Richard B. Gilliam, and H. Ross Arnold (each a “Member” and collectively, the “Members”). The parties to this Agreement are each referred to as a “Party” and collective the “Parties”.

WITNESSETH:

WHEREAS the Parties entered into that certain Option and Project Evaluation Agreement (the “Option”) effective as of December 11, 2020, and

WHEREAS the Parties wish to modify some of the terms of the Option, all as more particularly hereinafter set forth.

NOW THEREFORE, pursuant to the provisions of Section 12(c) of the Option, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Section 1(z). Section 1(z) of the Option is hereby deleted in its entirety and replaced with the following:

“(z) “Option Period” means the period beginning on the Effective Date and terminating on the earliest to occur of (i) August 1, 2025, (ii) the Closing Date, or (iii) the termination of this Agreement.”

2.
Amendment Effective Date. This First Amendment shall be effective upon the Amendment Effective Date.
3.
Conflict of Terms. In the event of any conflict between the terms of the Option and the terms hereof, the terms of this First Amendment shall control.
4.
No Further Amendment. Except as amended hereby, the Option has not been further amended or modified, and remains in full force and effect, including but not limited to the obligations of FRE in Section 5(b)(c). This First Amendment shall constitute an amendment of the Option and shall be fully incorporated into and subject to the terms and provisions thereof.
5.
Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which shall constitute one and the same instrument.

6.
Electronic Signatures. Any counterpart of this First Amendment which is delivered by facsimile transmission or electronic mail shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings related to this First Amendment.
7.
Mutual Representation as to Authority. Each individual whose signature appears below warrants and represents to all parties hereto that such individual has full right and authority to execute this First Amendment in the capacity designated, and further warrants and represents that such signatures are sufficient to bind the party on whose behalf this First Amendment is being executed to the terms and provisions hereof.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties have executed this First Amendment by their duly authorized representatives as of the Effective Date.

FRE US:

Foothills Rare Earths, LLC

By:	/s/ Anastasios Arima
Name	Anastasios Arima
Title:	Manager

FRE:

Foothills Rare Earths Limited

By:	/s/ Anastasios Arima
Name	Anastasios Arima
Title:	Director

SEM:

Southeast Metals LLC

By:	/s/ Bart L. Graham
Name:	Bart L. Graham
Title:

MEMBERS:

/s/ Robert B Cook
Robert B. Cook

/s/ James E. Bond
James E. Bond

/s/ Richard Gilliam
Richard Gilliam

/s/ H. Ross Arnold
H. Ross Arnold